UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2016

SLM Student Loan Trust 2013-2
 ________________________________________
(Exact name of issuer as specified in its charter)

Navient Funding, LLC
(Exact name of Depositor as specified in its charter)

Navient Solutions, Inc.
(Exact name of Sponsor as specified in its charter)

Delaware	333-166301-12 333-166301	04-3480392 04-3480392 54-1843973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification Number)

c/o Deutsche Bank Trust Company Delaware 60 Wall Street, 27th Floor Mailstop NYC 60 2720 New York, New York 10005
_________________________________ (Address of principal executive offices)

Issuer's telephone number, including area code:	703-984-5858
Not Applicable
______________________________________________
 Former name or former address, if changed since last report
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The transaction documents for the SLM Student Loan Trust 2013-2 (the "2013-2 Trust") were amended on June 13, 2016 to extend the Class A Maturity Date to the June 2043 Distribution Date.   In connection with the foregoing, the parties thereto executed and delivered Supplemental Indenture No. 1A ("Supplemental Indenture 1A"), dated as of June 13, 2016, among the 2013-2 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.

Item 5.07  Submission of Matters to a Vote of Security Holders.

100% of the holders of Class A Notes and a majority of the outstanding amount of all Notes of the 2013-2 Trust as of June 13, 2016 consented to the foregoing Supplemental Indenture 1A effective as of that date.

Item 9.01  Financial Statements and Exhibits

Exhibits
99.1
Supplemental Indenture No. 1A, dated as of June 13, 2016, among the 2013-2 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2013-2

By: Navient Funding, LLC

Dated: June 13, 2016	By: /s/ C. Scott Booher

Name: C. Scott Booher
Title: Vice President

INDEX TO EXHIBITS

Exhibit Number	Description
99.1
Supplemental Indenture No. 1A, dated as of June 13, 2016, among the 2013-2 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.